Section 16(a) Beneficial Ownership Reporting Compliance

Dividend Capital Realty Income Allocation Fund

A late form 3 was filed on behalf of David W. Agostine on November 8, 2007.  Mr. Agostine became President and Trustee of the Registrant on September 30, 2007.

14189528.1.BUSINESS